content="text/html; charset=iso-8859-1"> amend201

AMENDMENT NO.2

(MAY 14, 2001)

TO

FAHNESTOCK VINER HOLDINGS INC.

1996 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED

AS AT MAY 17, 1999

Effective May 14, 2001, the Fahnestock Viner Holdings Inc. 1996 Equity Incentive Plan (Amended and Restated as at May 17, 1999) be further amended by increasing the number of Class A Shares which may be issued pursuant to Awards granted under the Plan and awards or options granted under other Plans of the Company from 3,230,000 Class A Shares to 3,405,000 Class A Shares.

__________________________

The foregoing amendment was approved by the Board of Directors of the Corporation on February 28, 2001 and confirmed by holders of Class B voting shares of the Corporation at the Annual and Special Meeting of Shareholders of the Corporation held on May 14, 2001.

[signed: A.W. Oughtred]
A. Winn Oughtred, Secretary
Fahnestock Viner Holdings Inc.